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                                                                   EXHIBIT 10.42

                      FISCAL 2003 EXECUTIVE INCENTIVE PLAN

PLAN SUMMARY

OBJECTIVES: The Fiscal 2003 Executive Incentive Plan is a reward program that directly supports the achievement of financial goals and key strategic operational goals.

ELIGIBILITY: The named employees are eligible for participation in the Plan:
John Murray, John Buske, Robert Kilgarriff, Gregory Melsen, John Super, and Nancy Hanna.

PERFORMANCE MEASURES: Payment will be based on the level of achievement of the financial goals and operational goals shown in this table.

FINANCIAL GOALS                                     TARGET          WEIGHTING
    1.       Gross Revenue                          $89 M  (1)         35%

    2.       Operating Profit  (2)                $11.61M  (3)         25%
                                                      SUB TOTAL:       60%

OPERATIONAL GOALS: (4)                                                                       WEIGHTING
    1.       Achieve cumulative quarterly revenue goals as a percentage of $86 million          10%
             (Q1 = 15% ($12.9M); Q2 = 35% ($30.1M) and Q3 = 65% ($55.9M)). [Each is
             one third of available bonus]
    2.       Deliver the ERP functionality as planned for FY03.                                 10%
    3.       Leverage the NetSchools acquisition by adding at least $5 million to the           10%
             deferred revenue base.
    4.       Close at least one large district or state school improvement initiative           10%
             valued at more than $5 million (excluding hardware).
                                                                           SUB TOTAL:           40%


Notes:
    (1) PLATO Learning, Inc.'s revenue must exceed the $86 million assumed in the operating plan for executives to be eligible for a payout on the revenue goal. Revenues per the fiscal year 2003 operating plan are $86 million. The Executive Incentive Plan targets revenue of $89 million and sets a threshold at 97% of the $89 million ($86.33 million).
    (2) The operating profit excludes $1.45 million of expected intangible amortization and $350,000 of first quarter severance costs.
    (3) The operating profit target will be adjusted (+/-) for 1) 90% times any variance from planned revenue to account for the gross margin impact of such variance, and 2) 13% to account for any variance in commission and bad debt expenses that are related to a variance from planned revenue. The formula for adjusting the operating profit target is: $11.61 MILLION + [(ACTUAL SALES - $89 MILLION) TIMES 77%].
    (4) Achievement of the operational goals can generally be substantiated. The level of achievement is somewhat subjective in the case of near achievement or over achievement of operational goals and so it is to be determined by agreement between the CEO and the Board.



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FISCAL 2003 EXECUTIVE INCENTIVE PLAN SUMMARY (CONTINUED)

TARGET INCENTIVE: Each executive's payment will be based on their Annual Base Salary in effect on 31 October 2003, their Target Incentive and the level of achievement of the performance measures. Each executive's Target Incentive is expressed as a percent of their Annual Base Salary and shown in this table.

----------------------- --------------------------
EXECUTIVE                   TARGET INCENTIVE
----------------------- --------------------------
John Murray                        75%
----------------------- --------------------------
John Buske                         50%
----------------------- --------------------------
Robert Kilgarriff                  40%
----------------------- --------------------------
Gregory Melsen                     40%
----------------------- --------------------------
John Super                         30%
----------------------- --------------------------
Nancy Hanna                        30%
----------------------- --------------------------

OPPORTUNITY: The plan rewards executives for achievement of goals and also encourages performance that substantially exceeds goals. This chart shows how the payment will increase(as a percent of the Target Incentive) as performance is increased. A threshold or minimum level of performance has been established for each of the goals. Straight-line interpolation will be used to determine the payment for any level of achievement falling between the stated levels of performance.


                       FUNDING SCHEDULE
  ---------------------------------------------------------------
  PERFORMANCE % OF       REVENUE GOAL      OTHER FINANCIAL GOALS
  GOAL ACHIEVEMENT       OPPORTUNITY            OPPORTUNITY
                         % OF TARGET       % OF TARGET INCENTIVE
                          INCENTIVE
  ------------------ --------------------- ----------------------
         <90%                  0%                    0%
  ------------------ --------------------- ----------------------
          90%                  0%                   80%
  ------------------ --------------------- ----------------------
          95%                  0%                   90%
  ------------------ --------------------- ----------------------
          96%                  0%                   92%
  ------------------ --------------------- ----------------------
          97%                 94%                   94%
  ------------------ --------------------- ----------------------
          98%                 96%                   96%
  ------------------ --------------------- ----------------------
          99%                 98%                   98%
  ------------------ --------------------- ----------------------
         100%                100%                  100%
  ------------------ --------------------- ----------------------
         101%                115%                  115%
  ------------------ --------------------- ----------------------
         102%                130%                  130%
  ------------------ --------------------- ----------------------
         103%                145%                  145%
  ------------------ --------------------- ----------------------
         105%                175%                  175%
  ------------------ --------------------- ----------------------
    =/>  110%                250%                  250%
  ------------------ --------------------- ----------------------


MODIFIER: Revenue must meet or exceed the target, or the payment for all financial goals will be reduced as follows:
1. If achievement is 99%, then 75% of the payment for financial goals will be awarded.
2. If achievement is 98%, then 50% of the payment for financial goals will be awarded.
3. If achievement is 97% or less, then 25% of the payment for financial goals will be awarded.
4. If net income is less than $4 million, there will be no payment for achievement of financial goals.



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